UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2011
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On September 15, 2011, at the Annual Meeting of Shareholders of Methode Electronics, Inc. (“Methode” or the “Company”), Methode's shareholders voted on proposals to (i) elect ten (10) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 28, 2012; (iii) cast an advisory vote on executive compensation; and (iv) cast an advisory vote on the frequency of future advisory votes on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	30,027,525	3,251,182	166,728	1,974,612

Warren L. Batts	31,984,644	1,447,479	13,312	1,974,612

J. Edward Colgate	32,648,797	778,614	18,024	1,974,612

Darren M. Dawson	31,842,048	1,584,163	19,224	1,974,612

Donald W. Duda	32,664,837	770,098	10,500	1,974,612

Stephen F. Gates	30,170,814	3,107,209	167,412	1,974,612

Isabelle C. Goossen	29,545,670	3,881,741	18,024	1,974,612

Christopher J. Hornung	31,966,393	1,464,230	14,812	1,974,612

Paul G. Shelton	29,681,492	3,749,531	14,412	1,974,612

Lawrence B. Skatoff	30,064,657	3,212,866	167,912	1,974,612

2	Ratification of the Selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
30,940,915	4,472,172	6,960	—

3	Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
20,691,414	12,319,717	434,304	1,974,612

4	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
26,925,451	25,769	6,069,589	424,626	1,974,612

Based on the Board of Directors' recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2011	METHODE ELECTRONICS, INC. By: /s/ Douglas A. Koman Douglas A. Koman Chief Financial Officer